UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2024

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Omega Therapeutics, Inc.

(Exact Name of Registrant as specified in its charter)

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Delaware	001-40657	81-3247585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 First Street, Suite 501

Cambridge, Massachusetts 02141

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 949-4360

N/A

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	OMGA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 27, 2024, Omega Therapeutics, Inc. (the “Company”) entered into an Amended and Restated Shared Space Arrangement (collectively, the “A&R SSAs”) with each of Apriori Bio, Inc. (“Apriori”), Metaphore Biotechnologies, Inc. (“Metaphore”), and Prologue Medicines, Inc. (formerly Flagship Labs 89, Inc.) (“Prologue”) and a Shared Space Arrangement (collectively, with the A&R SSAs, the “SSAs”) with each of Flagship Labs 101, Inc. (“FL 101”) and Flagship Labs 104, Inc. (“FL 104”), each effective as of September 1, 2024 (the “Effective Date”), pursuant to which the Company agreed to sublease an aggregate of (i) approximately 36,997 rentable square feet from the Effective Date until November 1, 2024 (the “November Effective Date”), (ii) approximately 40,001 rentable square feet from the November Effective Date until April 1, 2025 (the “April Effective Date”), and (iii) approximately 43,184 rentable square feet from the April Effective Date until August 31, 2026 (the “Termination Date”), in each case, located at 140 First Street, Cambridge, Massachusetts, 02141 (the “Premises”). The Company leases an aggregate of approximately 89,246 rentable square feet of office and laboratory space (consisting of approximately 78,380 rentable square feet for shared space arrangements) located at the Premises pursuant to its lease (the “Lease”) with ARE-MA Region No. 94, LLC (the “Landlord”). Each A&R SSA amends and restates, in its entirety, the prior arrangements entered into between the Company and each of Metaphore and Prologue, dated as of August 1, 2023, Apriori, dated as of September 1, 2023 and as amended on July 1, 2024. Each of Apriori, Metaphore, Prologue, FL 101 and FL 104 is a “Licensee” under their respective SSA and an affiliate of Flagship Pioneering, a significant stockholder of the Company.

The term of each SSA is subject to amendment by the mutual agreement among the Company, the Licensee and the Landlord. Each SSA provides that the respective Licensee will pay to the Company a monthly license fee that is a proportionate share of the actual base rent, operating expenses and other costs for the use and occupancy of the subleased portion of the Premises charged by the Landlord under the Lease and paid by the Company. Such proportionate share will be (i) in the case of each of Apriori and Prologue, 12.6% from the Effective Date until the November Effective Date, 13.9% thereafter until the April Effective Date and 14.3% thereafter until the Termination Date, (ii) in the case of Metaphore, 17.5% from the Effective Date until the November Effective Date, 18.7% thereafter until the April Effective Date and 19.2% thereafter until the Termination Date, (iii) in the case of FL 101, 3.6% from January 1, 2025 until the April Effective Date and 6.4% thereafter until the Termination Date and (iv) in the case of FL 104, 1.0% from January 1, 2025 through the Termination Date. The Company may terminate any SSA and require the applicable Licensee to immediately vacate the Premises if such Licensee causes a default under the Lease, is in default of any provision in the SSA or acts in a manner deemed by the Company, in its sole discretion, as dangerous or threatening.

Each SSA contains customary covenants, obligations and indemnities in favor of either party.

The foregoing description of the SSAs is a summary and is qualified in its entirety by reference to the SSAs, which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4. and 10.5 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Shared Space Arrangement by and between Omega Therapeutics, Inc. and Apriori Bio, Inc., effective September 1, 2024
10.2	Amended and Restated Shared Space Arrangement by and between Omega Therapeutics, Inc. and Metaphore Biotechnologies, Inc., effective September 1, 2024
10.3	Amended and Restated Shared Space Arrangement by and between Omega Therapeutics, Inc. and Prologue Medicines, Inc. (formerly Flagship Labs 89, Inc.), effective September 1, 2024
10.4	Shared Space Arrangement by and between Omega Therapeutics, Inc. and Flagship Labs 101, Inc., effective September 1, 2024
10.5	Shared Space Arrangement by and between Omega Therapeutics, Inc. and Flagship Labs 104, Inc., effective September 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2024	Omega Therapeutics, Inc.

	By:	/s/ Mahesh Karande
Mahesh Karande
President and Chief Executive Officer